Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43422 and No. 333-172599) and S-8 (No. 333-80471, No. 333-118299, No. 333-181642, No. 333-170488 and No. 033-36485) of Granite Construction Incorporated of our report dated February 27, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
San Francisco, California
February 27, 2015